HILLENBRAND INDUSTRIES, INC. AND SUBSIDIARIES                          EXHIBIT 1
FINANCIAL STATEMENTS (Unaudited)

Consolidated Cash Flows

                                                                                  (In Thousands)
                                                                                Nine Months Ended
                                                                             08/27/94       08/28/93

Cash flows from operating activities:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 48,909       $100,921
  Adjustments to reconcile net income to net cash flows from operating activities:
    Depreciation and amortization. . . . . . . . . . . . . . . . . . .         70,640         73,066
    Change in noncurrent deferred income taxes . . . . . . . . . . . .         (9,442)       (14,332)
    Change in net working capital excluding cash, current debt,
     acquisitions and litigation settlement. . . . . . . . . . . . . .        (26,257)       (16,538)
    Accrued litigation settlement net of income taxes (Note) . . . . .         52,545             --
    Change in insurance items:
     Benefit reserves. . . . . . . . . . . . . . . . . . . . . . . . .        170,947        132,283
     Unearned revenue. . . . . . . . . . . . . . . . . . . . . . . . .         66,630         58,352
     Deferred acquisition costs. . . . . . . . . . . . . . . . . . . .        (47,228)       (36,160)
     Investments, net. . . . . . . . . . . . . . . . . . . . . . . . .       (187,556)      (175,173)
    Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (19,248)        24,303
                                                                             --------       --------
Net cash flows from operating activities . . . . . . . . . . . . . . .        119,940        146,722
                                                                             --------       --------

Cash flows from investing activities:
  Capital expenditures, net. . . . . . . . . . . . . . . . . . . . . .        (83,654)       (70,261)
  Acquisition of businesses. . . . . . . . . . . . . . . . . . . . . .        (37,589)       (21,205)
  Other investments. . . . . . . . . . . . . . . . . . . . . . . . . .        (13,000)            --
                                                                             --------       --------
Net cash flows from investing activities . . . . . . . . . . . . . . .       (134,243)       (91,466)
                                                                             --------       --------

Cash flows from financing activities:
  Additions (reductions)to debt, net . . . . . . . . . . . . . . . . .         28,424        (24,078)
  Payment of cash dividends. . . . . . . . . . . . . . . . . . . . . .        (30,507)       (24,120)
  Treasury stock acquisitions. . . . . . . . . . . . . . . . . . . . .        (12,646)       (14,701)
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --            206
                                                                             --------       --------
Net cash flows from financing activities . . . . . . . . . . . . . . .        (14,729)       (62,693)
                                                                             --------       --------

Total cash flows . . . . . . . . . . . . . . . . . . . . . . . . . . .        (29,032)        (7,437)


Cash and cash equivalents:
 At beginning of period. . . . . . . . . . . . . . . . . . . . . . . .        210,157        149,989
                                                                             --------       --------
 At end of period. . . . . . . . . . . . . . . . . . . . . . . . . . .       $181,125       $142,552
                                                                             --------       --------
                                                                             --------       --------

NOTE TO FINANCIAL STATEMENTS - UNUSUAL CHARGE

On September 19, 1994, the Company settled a patent infringement suit brought by Kinetic Concepts, Inc. against Support Systems International, Inc. and SSI Medical Services, Inc., wholly owned subsidiaries of the Company, for a cash payment of $84.8 million. The settlement resulted in an unusual charge to operations of $84.8 million, or $52.5 million after taxes, in the third quarter. Payment was made in the fourth quarter of 1994.

Consolidated Income

                                                                 (In Thousands Except Per Share Data)
                                                            Three Months Ended            Nine Months Ended
                                                         08/27/94       08/28/93       08/27/94       08/28/93

Net revenues . . . . . . . . . . . . . . . . . . .       $377,815       $340,599     $1,137,926     $1,054,429

Cost of revenues . . . . . . . . . . . . . . . . .        207,197        179,229        610,193        551,172

Administrative, dist. and selling expenses . . . .        117,046        109,738        351,269        330,924

Unusual charge (Note). . . . . . . . . . . . . . .         84,750             --         84,750             --
                                                         --------       --------     ----------     ----------

Operating profit (loss). . . . . . . . . . . . . .        (31,178)        51,632         91,714        172,333

Interest expense . . . . . . . . . . . . . . . . .         (5,555)        (4,979)       (17,045)       (15,860)

Other income, net. . . . . . . . . . . . . . . . .          1,514          1,913          4,108          5,561
                                                         --------       --------     ----------     ----------

Income (loss) from continuing operations
 before income taxes . . . . . . . . . . . . . . .        (35,219)        48,566         78,777        162,034
Income taxes . . . . . . . . . . . . . . . . . . .        (13,679)        19,790         29,868         62,891
                                                         --------       --------     ----------     ----------
Income (loss) from continuing operations . . . . .        (21,540)        28,776         48,909         99,143
Income from discontinued operations net of
 income taxes. . . . . . . . . . . . . . . . . . .             --          1,199             --          1,778
                                                         --------       --------     ----------     ----------
Net income (loss). . . . . . . . . . . . . . . . .       $(21,540)      $ 29,975     $   48,909     $  100,921
                                                         --------       --------     ----------     ----------
                                                         --------       --------     ----------     ----------
Earnings/common share:
Income (loss) from continuing operations . . . . .       $   (.30)      $    .41      $     .69     $     1.39
Income from discontinued operations net of
 income taxes. . . . . . . . . . . . . . . . . . .             --            .01             --            .02
                                                         --------       --------     ----------     ----------
Net income (loss)/common share . . . . . . . . . .       $   (.30)      $    .42      $     .69     $     1.41
                                                         --------       --------     ----------     ----------

Dividends/common share . . . . . . . . . . . . . .       $  .1425       $  .1125     $    .4275     $    .3375
                                                         --------       --------     ----------     ----------
                                                         --------       --------     ----------     ----------


Consolidated Balance Sheet



ASSETS                                                        (In Thousands)
                                                           08/27/94    11/27/93
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . .     $  181,125  $  210,157
  Trade receivables. . . . . . . . . . . . . . . . .        257,782     253,818
  Inventories. . . . . . . . . . . . . . . . . . . .        108,597      90,900
  Other. . . . . . . . . . . . . . . . . . . . . . .         18,684      19,151
                                                         ----------  ----------
   Total current assets. . . . . . . . . . . . . . .        566,188     574,026


Equipment leased to others, net. . . . . . . . . . .         71,857      58,405

Property, net. . . . . . . . . . . . . . . . . . . .        285,651     268,383

Other assets:
  Intangible assets, net . . . . . . . . . . . . . .        182,517     138,384
  Other assets . . . . . . . . . . . . . . . . . . .         39,333      19,116
                                                         ----------  ----------
   Total other assets. . . . . . . . . . . . . . . .        221,850     157,500
Insurance assets:
  Investments. . . . . . . . . . . . . . . . . . . .      1,133,118     934,029
  Deferred acquisition costs . . . . . . . . . . . .        265,031     217,803
  Deferred income taxes. . . . . . . . . . . . . . .         42,118      33,649
  Other. . . . . . . . . . . . . . . . . . . . . . .         28,782      26,952
                                                         ----------  ----------
   Total insurance assets. . . . . . . . . . . . . .      1,469,049   1,212,433
                                                         ----------  ----------

Total assets . . . . . . . . . . . . . . . . . . . .     $2,614,595  $2,270,747
                                                         ----------  ----------
                                                         ----------  ----------

LIABILITIES                                                   (In Thousands)
                                                           08/27/94    11/27/93
Current liabilities:
  Short-term debt. . . . . . . . . . . . . . . . . .     $   17,466  $   12,708
  Current portion of long-term debt. . . . . . . . .            254      77,318
  Trade accounts payable . . . . . . . . . . . . . .         44,213      47,768
  Accrued expenses (Note). . . . . . . . . . . . . .        195,503     152,234
                                                         ----------  ----------
   Total current liabilities . . . . . . . . . . . .        257,436     290,028

Other liabilities:
  Long-term debt . . . . . . . . . . . . . . . . . .        215,418     107,887
  Other long-term liabilities. . . . . . . . . . . .         83,035      72,780
  Deferred income taxes. . . . . . . . . . . . . . .         19,660      20,633
                                                         ----------  ----------
   Total other liabilities . . . . . . . . . . . . .        318,113     201,300

Insurance liabilities:
  Benefit reserves . . . . . . . . . . . . . . . . .        998,762     827,815
  Unearned revenue . . . . . . . . . . . . . . . . .        359,216     292,586
  General liabilities. . . . . . . . . . . . . . . .         16,895      19,086
                                                         ----------  ----------
   Total insurance liabilities . . . . . . . . . . .      1,374,873   1,139,487
                                                         ----------  ----------

Total liabilities. . . . . . . . . . . . . . . . . .      1,950,422   1,630,815
                                                         ----------  ----------

SHAREHOLDERS' EQUITY

  Common stock . . . . . . . . . . . . . . . . . . .          4,442       4,442
  Additional paid-in capital . . . . . . . . . . . .         11,593       3,900
  Retained earnings. . . . . . . . . . . . . . . . .        798,325     779,923
  Foreign currency translation adjustment. . . . . .          4,426      (1,643)
  Treasury stock . . . . . . . . . . . . . . . . . .       (154,613)   (146,690)
                                                         ----------  ----------
   Total shareholders' equity. . . . . . . . . . . .        664,173     639,932
                                                         ----------  ----------

Total liabilities and shareholders' equity . . . . .     $2,614,595  $2,270,747
                                                         ----------  ----------
                                                         ----------  ----------